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Exhibit 10.2

APN 162-16-610-016, 162-16-610-007
and 162-16-610-006,
A portion of 162-16-511-009
162-16-510-007 through 018, inclusive,
162-16-510-021 through 022, inclusive,
162-16-510-024 through 025, inclusive,
162-16-510-028 through 031, inclusive,
162-16-610-028 through 030, inclusive,
162-16-610-021 through 022, inclusive,
162-16-610-017 through 019, inclusive,
162-16-610-008 through 015, inclusive, and
162-16-611-001 through 014, inclusive
162-16-511-002
162-16-511-003

Recording requested by and when recorded mail to:
Schreck Brignone
300 South Fourth Street, Suite 1200
Las Vegas, Nevada 89101
Attn: L.T. Jones, Esquire

Mail tax bills to:
Wynn Resorts Holdings, LLC
3145 Las Vegas Boulevard South,
Las Vegas, Nevada 89109
Attention: Legal Department

AGREEMENT RE USE OF REAL PROPERTY

        This Agreement re Use of Real Property ("Agreement") made as of this 21st day of October, 2002 by and between DESERT INN IMPROVEMENT CO., a Nevada corporation ("DIIC"), WYNN RESORTS HOLDINGS, LLC a Nevada limited liability company ("Holdings") and WYNN LAS VEGAS, LLC("Wynn Las Vegas") (Holdings and Wynn Las Vegas shall be collectively referred to herein as "Wynn"), with reference to the following facts:

RECITALS

        Holdings is the owner of certain real property located in Clark County, Nevada, more particularly described in Exhibit "A" attached hereto ("Holdings' Property").

        Wynn Las Vegas is the tenant, and Holdings is the landlord, under that certain Lease dated October 21, 2002 (the "Wynn Las Vegas Lease"), pursuant to which Wynn Las Vegas is leasing the Holdings' Property from Holdings and is intending to develop the Holdings' Property into a golf course, all on the terms and conditions contained in the Wynn Las Vegas Lease.

        DIIC is the owner of certain real property located within and surrounded by Holdings' Property, which property is more particularly described on Exhibit "B" attached hereto, and all rights of access to such property (collectively, the "DIIC Property").

        Wynn has requested that DIIC enter into an agreement regarding the use of the DIIC Property and grant to Wynn a license with respect to the DIIC Property, as provided herein.

        DIIC desires to enter into the agreement regarding the use and licensing of the DIIC Property on the terms and conditions herein set forth.

AGREEMENT

        NOW, THEREFORE, for consideration each to the other paid and in consideration of the actions and agreements set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged by each of the parties, the parties hereto act and agree as follows:

        1.    Covenant Regarding Use of DIIC Property.    By these presents, DIIC does hereby covenant and agree to use the DIIC Property for only the following purposes (such covenant and agreement being referred to herein as the "Use Covenant"):

    a.
    Any use that is consistent with the use made of the portion of Holding's Property that surrounds the DIIC Property;

    b.
    The use being made of the DIIC Property on the date of this Agreement; or

    c.
    Any other use to which the Public Utilities Commission of the State of Nevada (the "PUC") requires DIIC to put the DIIC Property, but only during such period of time as the PUC shall impose such requirement.

        2.    License.    DIIC hereby grants to Wynn a license (the "License") to enter upon the DIIC Property and to permit its invitees and guests to enter upon the DIIC Property to use the DIIC Property in a manner consistent with the use made of the portion of Holding's Property that surrounds the DIIC Property, including, without limitation, as a portion of a golf course operated on the Holdings' Property; provided, however, that DIIC shall retain the right to use the DIIC Property in any manner required by the PUC during any period of time that the PUC imposes such requirement, and to use the DIIC Property as necessary for the present or future performance of its duties to provide water service to the public.

        3.    Use Covenant and License Running with the Land.    The Use Covenant and License shall run with the land, does touch and concern the same, is intended to and does burden the DIIC Property and benefits the Holdings' Property. The Use Covenant and License and the covenants and agreements herein contained shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, including, without limitation, all subsequent owners of either DIIC Property or the Holdings' Property, and all persons claiming under them, including, without limitation, in the case of Holdings' Property, Wynn Las Vegas as tenant under the Wynn Las Vegas Lease. Each person or entity hereafter at any time granted or conveyed an interest in or to any part or portion of either Holdings' Property or the DIIC Property shall be deemed to undertake performance and compliance with all the terms, covenants and conditions of this Agreement and the Use Covenant and License imposed hereby on the DIIC Property, and such persons or entities shall in like manner receive the benefits of the Use Covenant and License and the terms, covenants and conditions of this Agreement, to the same extent as if such persons or entities were original parties hereto.

        4.    Term.    The Use Covenant and the License shall remain in effect until a termination is recorded, executed by the parties or their successors-in-interest. Provided, however, that the Use Covenant and License may not be terminated prior to reconveyance of the deeds of trust encumbering the Holdings' Property and recorded in the Official Records of Clark County, Nevada on or about the date hereof.

        5.    No Dedication.    Nothing contained in this Agreement shall be deemed to be a gift or dedication of any portion of the DIIC Land to the general public or for any public use or purpose whatsoever, it being the intention of the parties hereto and their successors and assigns that nothing in this Agreement, expressed or implied, shall confer upon any person other than the parties hereto, and their successors and assigns, any rights or remedies under or by reason of this Agreement.

        6.    Governing Law.    The laws of the State of Nevada applicable to contracts made in that State, without giving effect to its conflict of law rules, shall govern the validity, construction, performance and effect of this Agreement. Venue in any action to enforce this Agreement shall lie in a state or federal court of competent jurisdiction in Clark County, Nevada. Each party consents to the jurisdiction of such court.

        7.    Attorneys' Fees.    Unless otherwise specifically provided for herein, each party hereto shall bear its own attorneys' fees incurred in the negotiation and preparation of this Agreement and any related documents. In the event that any action or proceeding is instituted to interpret or enforce the terms and provisions of this Agreement, however, the prevailing party shall be entitled to its costs and attorneys' fees, in addition to any other relief it may obtain or be entitled to.

        8.    Entire Agreement.    This Agreement sets forth the entire understanding of the parties, and supersedes all previous agreements, negotiations, memoranda, and understandings, whether written or oral, with respect to its subject matter.

        9.    Authority to Execute/Record.    Each person executing this Agreement represents and warrants that it is duly authorized to execute this Agreement by the party on whose behalf it is so executing. Any party may record this Agreement against DIIC Property and the Holdings' Property in the official public records of Clark County, Nevada.

        10.    Additional Documents.    Each party covenants and agrees to execute and deliver to the other such further documents or instruments as may reasonably be required to fully effectuate the manifest intent of the parties and the transactions contemplated hereby.

        11.    Modifications.    This Agreement shall not be modified, amended or changed in any manner unless in writing executed by the parties hereto.

        12.    Waivers.    No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver, and no waiver shall be binding unless evidenced by an instrument in writing and executed by the party making the waiver.

        13.    Severability.    If any term, provision, covenant or condition of this Agreement, or any application thereof, should be held by an arbitrator or a court of competent jurisdiction to be invalid, void or unenforceable, that provision shall be deemed severable and all provisions, covenants, and conditions of this Agreement, and all applications thereof not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

        14.    Section Headings.    The section headings herein are inserted only for convenience of reference and shall in no way define, limit or prescribe the scope or intent of any provisions of this Agreement.

        15.    Exhibits.    Each exhibit referred to herein and attached hereto is an integral part of this Agreement and is incorporated herein by this reference.

        16.    Counterparts.    This Agreement may be executed in multiple counterparts, which together shall constitute one and the same document.

[Signatures appear on following page.]

IN WITNESS WHEREOF, the undersigned have hereunto affixed their signatures on the day and year set forth above.

"DIIC" DESERT INN IMPROVEMENT CO., a Nevada corporation		"HOLDINGS" WYNN RESORTS HOLDINGS, LLC, a Nevada limited liability company
By:	/s/ MARC H. RUBINSTEIN Name: Marc H. Rubinstein Title: Senior Vice President, General Counsel & Secretary	By:	Valvino Lamore, LLC, a Nevada limited liability company, its sole member
		By:	/s/ MARC H. RUBINSTEIN Name: Marc H. Rubinstein Title: Senior Vice President, General Counsel & Secretary
		By:	Wynn Resorts Limited, a Nevada corporation, its sole member
		By:	/s/ MARC H. RUBINSTEIN Name: Marc H. Rubinstein Title: Senior Vice President, General Counsel & Secretary
"WYNN LAS VEGAS" WYNN LAS VEGAS, LLC, a Nevada limited liability company
By:	Wynn Resorts Holdings, LLC, a Nevada limited liability company, its sole member
By:	Valvino Lamore, LLC, a Nevada limited liability company, its sole member
By:	/s/ MARC H. RUBINSTEIN Name: Marc H. Rubinstein Title: Senior Vice President, General Counsel & Secretary
By:	Wynn Resorts Limited, a Nevada corporation, its sole member
By:	/s/ MARC H. RUBINSTEIN Name: Marc H. Rubinstein Title: Senior Vice President, General Counsel & Secretary

STATE OF NEVADA COUNTY OF CLARK	}ss.
This instrument was acknowledged before me on this day of October, 2002 by of Wynn Resorts, Limited, sole member of Valvino Lamore, LLC, sole member of of Wynn Resorts Holdings, LLC.
NOTARY PUBLIC in and for said County and State
STATE OF NEVADA COUNTY OF CLARK	}ss.

This instrument was acknowledged before me on this day of October, 2002 by of Wynn Resorts, Limited, sole member of Valvino Lamore, LLC, sole member of Desert Inn Water Company, LLC, sole member of Desert Inn Improvement Co.
NOTARY PUBLIC in and for said County and State
STATE OF NEVADA COUNTY OF CLARK	}ss.

This instrument was acknowledged before me on this day of October, 2002 by of Wynn Resorts, Limited, sole member of Valvino Lamore, LLC, sole member of of Wynn Resorts Holdings, LLC, sole member of Wynn Las Vegas, LLC.
NOTARY PUBLIC in and for said County and State

EXHIBIT "A"

DESCRIPTION OF HOLDINGS' PROPERTY

EXHIBIT "B"

DESCRIPTION OF DIIC PROPERTY

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  Exhibit 10.2